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DOWNEY - Conforming FICO - AUG

8/1/2004

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
FICO SCORE:	Mortgage Loans	the Cutoff Date	the Cutoff Date
620 - 625	24	4,906,800.00	1.42
626 - 650	209	47,131,020.83	13.65
651 - 675	295	69,085,345.76	20.00
676 - 700	258	61,628,744.57	17.84
701 - 725	191	45,658,200.96	13.22
726 - 750	194	45,875,049.55	13.28
751 - 775	146	33,941,846.76	9.83
776 - 800	135	30,032,773.31	8.70
801 - 825	33	6,935,348.76	2.01
826 - 828	1	180,000.00	0.05
Total	1,486	345,375,130.50	100.00